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                                                                   EXHIBIT 10.17

                       STOCK PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT is made as of March 27th, 1998 by and between Asymetrix Learning Systems, Inc., a Washington corporation with an address for purposes of this Agreement at 110 - 110th Avenue NE, Bellevue, Washington 98004 ("Asymetrix"), and Vulcan Ventures Inc., a Washington corporation with an address for purposes of this Agreement at 110 - 110th Avenue NE, Bellevue, Washington 98004 ("Vulcan").


                                   RECITALS


     A. Asymetrix is the holder of record of 700,000 shares of the Series A Preferred Stock of Infomodlers, Inc. (the "Series A Shares") and is the holder of record of 19 shares of the Common Stock of Infomodlers, Inc. (the "Common Shares").

     B. Asymetrix has certain rights with respect to the Series A Shares pursuant to the terms of a Registration Rights Agreement among Infomodlers, Inc., Asymetrix and Informix Corporation dated as of November 5, 1996 (the "Registration Rights Agreement").

     C. Vulcan desires to purchase from Asymetrix and Asymetrix desires to sell to Vulcan, all of the Series A Shares and 16 of the Common Shares (the Series A Shares and such portion of the Common Shares being collectively referred to as the "Shares") on the terms and conditions in this Agreement.

     Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual promises contained in this Agreement, Asymetrix and Vulcan agree as follows:

1.   PURCHASE AND SALE OF  SHARES.

     (a) Purchase and Sale; Calculation of Purchase Price.  Subject to the terms
         ------------------------------------------------
and conditions of this Agreement, Asymetrix hereby agrees to sell the Shares to
Vulcan, and Vulcan hereby agrees to purchase the Shares from Asymetrix.   The
per share purchase price for each of the Series A Shares shall be $2.8259. The per share purchase price for each of the Common Shares shall be $24,346.39. The total aggregate purchase price for all of the Shares is $2,367,662.21.

     (b) Taxes.  Vulcan shall be required to pay any sales or transfer taxes
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imposed on the sale of the Shares to Vulcan, other than income or capital gains taxes based on any appreciation in the value of the Shares. Asymetrix shall pay any income or capital gains taxes resulting from the sale of the Shares to Vulcan.

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2.  REPRESENTATIONS AND WARRANTIES OF ASYMETRIX.

Asymetrix hereby represents and warrants to Vulcan as follows:

     (a) Good Title.  Except for rights pursuant to the Registration Rights
         ----------
Agreement, Asymetrix has good title (both record and beneficial) to the Shares, free and clear of all claims, pledges, security interests, liens or encumbrances of every nature whatsoever, and Asymetrix has the right to sell, assign, transfer and convey the Shares to Vulcan.

     (b) Authorization.  This Agreement has been duly executed and delivered by
         -------------
Asymetrix and constitutes the valid and binding obligation of Asymetrix, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the sale and transfer of the Shares and compliance with the provisions of this Agreement will not conflict with any provision of, or constitute the breach of or default under, any agreement, indenture or other instrument to which Asymetrix is a party or by which Asymetrix is bound or affected.

3.  REPRESENTATIONS AND WARRANTIES OF VULCAN.__

Vulcan represents and warrants to Asymetrix as follows:

     (a) Authorization.  This Agreement has been duly executed and delivered by
         -------------
Vulcan and constitutes the valid and binding obligation of Vulcan, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the purchase of the Shares and compliance with the provisions of this Agreement will not conflict with any provision of, or constitute the breach of or default under, any agreement, indenture or other instrument to which Vulcan is a party or by which Vulcan is bound or affected.

     (b) Investment Representations.  Vulcan is acquiring the Shares for
         --------------------------
Vulcan's own account, for investment purposes only and not with a view to distribution thereof; and none of the Shares will be sold or distributed in violation of the Securities Act of 1933 (the "Securities Act") or applicable state securities laws or the rules or regulations under either. Vulcan has no present intention of selling or otherwise disposing of any portion of the Shares and no one other than Vulcan has any beneficial interest in the Shares. Vulcan understands and acknowledges that the Shares have not been registered with the Securities and Exchange Commission ("SEC") under the Securities Act, nor have the Shares been registered under any state securities laws but instead were issued under one or more exemptions from the registration and qualification requirements of the Securities Act and any state securities laws.

     (c) Restrictions on Transfer.  Vulcan understands and acknowledges the
         ------------------------
Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities law or unless, in the opinion of counsel for Infomodelers, Inc., exemption from registration and qualification are available. Vulcan understands that only Infomodelers, Inc. may file a registration statement with the SEC or any state authorities, and that Infomodelers, Inc. is under no obligation to do so. Vulcan understands that exemptions from

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registration or qualification may not be available or may not permit Vulcan to transfer the Shares in the amounts or at the times proposed by Vulcan. The financial condition of Vulcan is such that Vulcan is able to bear all risks of holding the Shares for an indefinite period of time.

     (d) Due  Diligence.  Vulcan has been afforded an opportunity to ask
         --------------
questions of and receive answers from Asymetrix concerning the Shares, and the opportunity to obtain any additional information necessary to verify the accuracy of information otherwise furnished by Asymetrix hereunder. Vulcan acknowledges that Vulcan has investigated acquisition of the Shares to the extent Vulcan deems necessary or desirable, and Asymetrix has provided Vulcan with any assistance, including full access to all material information in Asymetrix's possession or reasonably available to Asymetrix in connection therewith that was requested by Vulcan. Vulcan has also consulted such tax, legal and other professional advisors as Vulcan deems appropriate. As a result, Vulcan is fully aware of (i) the highly speculative nature of the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and restrictions on the transfer of the Shares; (iv) the qualifications and background of the management of Infomodelers, Inc.; and (iv) the tax consequences of the issuance and holding of the Shares.

     (e) Sophisticated Purchaser.  By reason of Vulcan's business and financial
         -----------------------
experience, Vulcan has the capacity to protect its own interests in connection with the purchase of the Shares. In addition, Vulcan has such knowledge and experience in financial and business matters that Vulcan is capable of evaluating the merits and risks of acquisition of the Shares and of making an informed investment decision with respect thereto. In addition, Vulcan is an accredited investor, as "accredited investor" is defined in Regulation D adopted by the U.S. Securities and Exchange Commission and the regulations adopted under the Securities Acts of the State of Washington.

     (f) Private Negotiation.  This Agreement was privately negotiated between
         -------------------
Asymetrix and Vulcan and involved no advertising, publicity or general solicitation. No communications between Vulcan and Asymetrix relating to the purchase of the Shares were received or originated by Vulcan outside the state of Washington. Vulcan has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

4.   DELIVERY, ASSIGNMENT AND ASSUMPTION.


     (a) Delivery of Certificates.  At the Closing, Asymetrix will deliver to
         ------------------------
Vulcan Certificate No. AP-1 representing the Series A Shares, accompanied by a fully executed Stock Power and Assignment Separate from Certificate in the form attached hereto as Exhibit A. Asymetrix has not received from Infomodelers, Inc. any certificate representing the Common Shares. The parties will execute such documents and take such actions as may be required to enable Infomodelers, Inc. to promptly issue new certificates to Vulcan representing the Series A Shares and the 16 Common Shares sold to it pursuant to this Agreement, and to Asymetrix representing the 3 Common Shares being held by Asymetrix.

     (b) Assignment and Assumption Rights. Asymetrix hereby sells, assigns,
         --------------------------------
transfers and conveys to Vulcan, effective immediately, all of its rights under each of the Registration

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Rights Agreement. Vulcan hereby assumes, from and after the date hereof, and agrees to perform or discharge when due, any obligations of Asymetrix under the Registration Rights Agreement. Asymetrix will indemnify and hold Vulcan harmless from and against all actions or causes of action, liabilities, claims, obligations, damages, and expenses (including reasonable attorneys' fees), which arise out Asymetrix's failure to comply with any provision of the Registration Rights Agreement prior to the date hereof. Vulcan will indemnify and hold Asymetrix harmless from and against all actions or causes of action, liabilities, claims, obligations, damages, and expenses (including reasonable attorneys' fees), which arise out Vulcan's failure to comply with any provision of the Registration Rights Agreement on or after the date hereof.

5.   MISCELLANEOUS.

     (a) Governing Law.  This Agreement shall be governed in all respects by the
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laws of the State of Washington as such laws are applied to agreements between
Washington residents entered into and to be performed entirely within Washington. Venue of any action to enforce this Agreement shall be in the state or federal courts located in King County, Washington, and the parties hereby submit to the jurisdiction of such courts.

     (b) Survival.  The representations, warranties, covenants and agreements
         --------
made in this Agreement shall survive the issuance of the Shares and any investigation made by Vulcan or Asymetrix.

     (c) Successors and Assigns.  Except as otherwise expressly provided in this
         ----------------------
Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, heirs, permitted assigns, transferees and administrators of the parties to this Agreement.

     (d) Entire Agreement. This Agreement contains all the agreements,
         ----------------
understandings, representations, conditions, warranties and covenants, and constitutes the sole and entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior communications or agreements, written or oral, other than any confidentiality or non-disclosure agreements. This Agreement may not be modified except by written instrument signed by each party.

     (e) Notices.  All notices, requests, demands or other communications which
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are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by hand or by confirmed facsimile, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (iii) upon the date of the courier's verification of delivery at the specified address if sent by a nationally recognized overnight express courier.

     (f) Delays or Omissions.  It is agreed that no delay or omission to
         -------------------
exercise any right, power or remedy accruing to either party upon any breach of default of the other party under this

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Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ASYMETRIX LEARNING SYSTEMS, INC.         VULCAN VENTURES INC.



By /s/ John Atherly                      By /s/ William D. Savoy
   ----------------------------------       ---------------------------------
Name   John Atherly                      Name William D. Savoy
     --------------------------------         -------------------------------
Title  V.P. Finance and                  Title Vice President
      -------------------------------          ------------------------------
          Administration

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                                   EXHIBIT A

                          STOCK POWER AND ASSIGNMENT


     FOR VALUE RECEIVED, and pursuant to that certain Stock Purchase and Sale Agreement dated as of March 24th, 1998 executed in connection herewith (the "Agreement"), the undersigned hereby sells, assigns, transfers and coveys unto Vulcan Ventures, Inc. pursuant to the Agreement, the following shares of the capital stock of Infomodelers, Inc. (the "Shares"):

     (1) 700,000 shares of the Series A Preferred Stock of Infomodelers, Inc. represented by Certificate number AP - 1; and

     (2) 13 shares of the Common Stock of Infomodelers, Inc. (originally represented by Certificate number 173 prior to the 1 for 35,647 reverse stock split of Infomodelers, Inc.)

     The undersigned does not sell, assign, transfer or covey, and expressly retains all right, title or interest in, 3 shares of the Common Stock of Infomodelers, Inc. (also originally represented by Certificate number 173).

     The undersigned hereby irrevocably appoints the Secretary of Infomodelers, Inc., as attorney-in-fact, with full power of substitution and re-substitution, to transfer the Shares and cancel the above described Certificates on the books and records of Infomodelers, Inc.

Dated: March 24, 1998.


                                             ASYMETRIX LEARNING SYSTEMS, INC.



                                             By: /s/ John Atherly
                                                 ------------------------------
                                             Name: John Atherly
                                                   ----------------------------
                                             Title: V.P. Finance and
                                                    ---------------------------
                                                       Administration

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